EXHIBIT 99.1

Oil States Adds Joe Wright to its Board

HOUSTON, June 04, 2018 – Oil States International, Inc. (NYSE:OIS) announced today that its Board of Directors elected Joe Wright as a member of its Board of Directors. Mr. Wright fills a vacancy created earlier this year and will serve as a Class II Director with an initial term expiring in May 2021.

“I’d like to welcome Joe to his new role as a Director of Oil States and look forward to the leadership and the strategic insight that he will bring to our Board. Joe brings extensive energy industry experience to Oil States which will provide meaningful benefits to our Company as we continue to focus on our long-term growth and success," said Cindy B. Taylor, Oil States' President and Chief Executive Officer.

About Joe Wright
Joe Wright serves as a Director, Executive Vice President and Chief Operating Officer of Concho Resources Inc. (“Concho”). He has been with Concho since its formation in 2004 and has served as a director of Concho since 2017.

Since joining Concho, Joe has held a variety of leadership positions, including Senior Vice President and Chief Operating Officer and Vice President of Engineering and Operations. As Executive Vice President and Chief Operating Officer, Joe oversees Concho’s drilling and completion programs, as well as its government, regulatory affairs and human resources functions.

Prior to Concho, Joe was Vice President of Operations and Engineering of Concho Oil & Gas Corp. from its formation in 2001 until its sale in 2004. From 1997 to 2001, Joe was Vice President of Operations of Concho Resources Inc., a predecessor company to Concho. Joe has also worked in several operations, engineering and capital markets positions at Mewbourne Oil Company.

Joe holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. Through its recent acquisition of GEODynamics, Inc., the Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International, Inc.’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties relating to Oil States' ability to retain GEODynamics' and Falcon's customers and employees, the ability to successfully integrate GEODynamics' and Falcon's operations, product lines, technology and employees into Oil States' operations, and the ability to achieve the expected synergies as well as accretion in earnings; risks associated with the general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860